Exhibit 95
Mine Safety Disclosures
The operation of our mines located in the United States is subject to regulation by MSHA under the FMSH Act. MSHA inspects these mines on a regular basis and issues various citations and orders when it believes a violation has occurred under the FMSH Act. We present information below regarding certain mining safety and health citations that MSHA has issued with respect to our mining operations. In evaluating this information, consideration should be given to factors such as: (i) the number of citations and orders will vary depending on the size of the mine; (ii) the number of citations issued will vary from inspector to inspector and mine to mine, and (iii) citations and orders can be contested and appealed and, in that process, are often reduced in severity and amount, and are sometimes dismissed.
Under the Dodd-Frank Act, each operator of a coal or other mine is required to include certain mine safety results within its periodic reports filed with the SEC. As required by the reporting requirements included in §1503(a) of the Dodd-Frank Act, we present the following items regarding certain mining safety and health matters, for the period presented, for each of our mine locations that are covered under the scope of the Dodd-Frank Act:

(A)
The total number of violations of mandatory health or safety standards that could significantly and substantially contribute to the cause and effect of a coal or other mine safety or health hazard under section 104 of the FMSH Act (30 U.S.C. 814) for which the operator received a citation from MSHA;

(B)	The total number of orders issued under section 104(b) of the FMSH Act (30 U.S.C. 814(b));

(C)	The total number of citations and orders for unwarrantable failure of the mine operator to comply with mandatory health or safety standards under section 104(d) of the FMSH Act (30 U.S.C. 814(d));

(D)	The total number of imminent danger orders issued under section 107(a) of the FMSH Act (30 U.S.C. 817(a));

(E)	The total dollar value of proposed assessments from MSHA under the FMSH Act (30 U.S.C. 801 et seq.);

(F)	Legal actions pending before the Federal Mine Safety and Health Review Commission involving such coal or other mine as of the last day of the period;

(G)	Legal actions initiated before the Federal Mine Safety and Health Review Commission involving such coal or other mine during the period; and

(H)	Legal actions resolved before the Federal Mine Safety and Health Review Commission involving such coal or other mine during the period.
During the three months ended September 30, 2014, our U.S. mine locations did not receive any flagrant violations under section 110(b)(2) of the FMSH Act or any written notices of a pattern of violations, or the potential to have such a pattern of violations, under section 104(e) of the FMSH Act. In addition, there were no mining-related fatalities at any of our U.S. mine locations during this same period.

Following is a summary of the information listed above for the three months ended September 30, 2014:

		Three Months Ended September 30, 2014
		(A)	(B)	(C)	(D)	(E)	(F)		(G)	(H)
Mine Name/ MSHA ID No.	Operation	Section 104 S&S Citations	Section 104(b) Orders	Section 104(d) Citations & Orders	Section 107(a) Orders	Total Dollar Value of MSHA Proposed Assessments (1)	Legal Actions Pending as of Last Day of Period		Legal Actions Initiated During Period	Legal Actions Resolved During Period
Pinnacle Mine / 4601816	Coal	22	—	—	—	$19,310	27	(2)	2	13
Pinnacle Plant / 4605868	Coal	5	—	—	—	—	1	(3)	—	—
Green Ridge #1 / 4609030	Coal	—	—	—	—	—	—		—	—
Green Ridge #2 / 4609222	Coal	—	—	—	—	—	—		—	1
Oak Grove / 0100851	Coal	27	—	1	—	43,995	27	(4)	5	13
Concord Plant / 0100329	Coal	—	—	—	—	100	—		—	—
Dingess-Chilton / 4609280	Coal	—	—	—	—	—	5	(5)	—	1
Powellton / 4609217	Coal	28	—	—	—	19,783	30	(6)	5	—
Saunders Prep / 4602140	Coal	3	—	—	—	—	—		—	—
Toney Fork / 4609101	Coal	—	—	—	—	—	6	(7)	1	—
Elk Lick Tipple / 4604315	Coal	1	—	—	—	—	—		—	—
Lower War Eagle / 4609319	Coal	26	—	—	—	13,792	24	(8)	8	1
Elk Lick Chilton / 4609390	Coal	—	—	—	—	—	—		—	—
Tilden / 2000422	Iron Ore	18	—	—	—	37,725	8	(9)	1	2
Empire / 2001012	Iron Ore	19	—	—	—	79,418	7	(10)	2	1
Northshore Plant / 2100831	Iron Ore	1	—	—	—	57,986	10	(11)	3	1
Northshore Mine / 2100209	Iron Ore	—	—	—	—	—	—		—	—
Hibbing / 2101600	Iron Ore	—	—	—	—	—	38	(12)	13	—
United Taconite Plant / 2103404	Iron Ore	11	—	—	—	53,139	54	(13)	9	10
United Taconite Mine / 2103403	Iron Ore	—	—	—	—	—	1	(14)	—	—

(1)	Amounts included under the heading “Total Dollar Value of MSHA Proposed Assessments” are the total dollar amounts for proposed assessments received from MSHA on or before September 30, 2014.

(2)
This number consists of 9 pending legal actions related to contests of citations and orders referenced in Subpart B of FMSH Act's procedural rules and 18 pending legal actions related to contests of proposed penalties referenced in Subpart C of FMSH Act's procedural rules.

(3)	This number consists of 1 pending legal action related to contests of proposed penalties referenced in Subpart C of FMSH Act's procedural rules.

(4)
This number consists of 25 pending legal actions related to contests of proposed penalties referenced in Subpart C of FMSH Act's procedural rules and 2 appeals of judges' decisions or orders to the Federal Mine Safety and Health Review Commission referenced in Subpart H of FMSH Act's procedural rules.

(5)
This number consists of 2 pending legal actions related to contests of citations and orders referenced in Subpart B of FMSH Act's procedural rules and 3 pending legal actions related to contests of proposed penalties referenced in Subpart C of FMSH Act's procedural rules.

(6)
This number consists of 7 pending legal actions related to contests of citations and orders referenced in Subpart B of FMSH Act's procedural rules and 23 pending legal actions related to contests of proposed penalties referenced in Subpart C of FMSH Act's procedural rules.

(7)	This number consists of 6 pending legal actions related to contests of proposed penalties referenced in Subpart C of FMSH Act's procedural rules.

(8)
This number consists of 4 pending legal actions related to contests of citations and orders referenced in Subpart B of FMSH Act's procedural rules and 20 pending legal actions related to contests of proposed penalties referenced in Subpart C of FMSH Act's procedural rules.

(9)
This number consists of 7 pending legal actions related to contests of proposed penalties referenced in Subpart C of FMSH Act's procedural rules and 1 appeal of judges' decisions or orders to the Federal Mine Safety and Health Review Commission referenced in Subpart H of FMSH Act's procedural rules.

(10)	This number consists of 7 pending legal actions related to contests of proposed penalties referenced in Subpart C of FMSH Act's procedural rules.

(11)	This number consists of 10 pending legal actions related to contests of proposed penalties referenced in Subpart C of FMSH Act's procedural rules.

(12)
This number consists of 24 pending legal actions related to contests of citations and orders referenced in Subpart B of FMSH Act's procedural rules; 10 pending legal actions related to contests of proposed penalties referenced in Subpart C of FMSH Act's procedural rules; and 4 appeals of judges' decisions or orders to the Federal Mine Safety and Health Review Commission referenced in Subpart H of FMSH Act's procedural rules.

(13)
This number consists of 48 pending legal actions related to contests of citations and orders referenced in Subpart B of FMSH Act's procedural rules and 6 pending legal actions related to contests of proposed penalties referenced in Subpart C of FMSH Act's procedural rules.

(14)	This number consists of 1 pending legal action related to contests of proposed penalties referenced in Subpart C of FMSH Act's procedural rules.